Exhibit 10.5

Freehold Properties, Inc. Equity Incentive Plan

Restricted Stock
Award Agreement

This  Agreement (this “Agreement”) is made and entered into on this __ day of _______, 20__, by and between Freehold Properties, Inc. (the “Company”) and [ ] (the “Participant”), in connection with the grant of an Award of Restricted Stock made on __________, 20__ (the “Grant Date”) under the Freehold Properties, Inc. Equity Incentive Plan (the “Plan”). For purposes of this Agreement, the defined terms in the Plan shall have the same meaning in this Agreement, except where the context otherwise requires.

1.             Restricted Stock Grant. Subject to the terms and conditions set forth in the Plan and this Agreement, the Company awards to the Participant a Restricted Stock Award of [ ] shares of Common Stock (the “Award”), subject to adjustment as provided in Section 18.1 of the Plan. The shares covered by the Award are subject to forfeiture in the event the Participant ceases to be a Service Provider prior to the vesting of such shares in accordance with the schedule in Paragraph 3 or as otherwise set forth in Paragraph 4, in each case except as may be provide otherwise in the Participant’s employment or service agreement with the Company or an Affiliate, as applicable.

2.             Transfer of Award. Except for transfers pursuant to a will or the laws of descent and distribution, the Award is not transferable and the Participant may not make any disposition of the shares of Common Stock described herein, or any interest herein, prior to the dates that such shares become vested as described herein; provided, however, that the Award may be transferred to the extent consented to by the Committee. As used herein, “disposition” means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant’s lifetime or upon or after the Participant’s death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Paragraph is void.

3.             Vesting.

(a)            Except as provided in Paragraph 4, the Common Stock covered by the Award will become vested on _____________, 20__, provided that, except as provided in Paragraph 4, the Participant provides continuous Services through such date.

(b)            For clarity, the Award may become vested before the date set forth above in the event of a Change in Control (to the extent provided in the Plan or by the Committee) or in connection with a termination of Service (to the extent so provided in Paragraph 4 of this Agreement or in the Participant’s employment or service agreement with the Company or an Affiliate, if applicable, or to the extent so determined by the Committee).

4.              Termination of Services.

(a)            The Award will automatically become fully vested upon termination of the Participant’s Service (i) due to the Participant’s death, (ii) by the Company without Cause (including termination by the Company due to the Participant’s Disability) or (iii) by the Participant for Good Reason.

(b)            Except as provided in Paragraph 4(a) or, if applicable, the Participant’s employment or service agreement with the Company or an Affiliate, any unvested portion of the Award on the date of termination of the Participant’s Service shall automatically be forfeited as of the date of termination.

5.            Status of Participant. Except for the restrictions described in this Agreement and the Plan, the Participant shall be deemed a stockholder of the Company with respect to Common Stock covered by the Award and shall be entitled to exercise voting rights with respect thereto and entitled to receive all dividends or other distributions made on outstanding shares of Common Stock; provided, however, that no adjustments will be made for dividends or other rights if the applicable record date occurs before an appropriate book entry is made (or the Participant’s certificate is issued), except as described in the Plan. Any certificates representing the shares of Common Stock awarded pursuant to this Agreement shall be issued in the Participant’s name; however, until vested, the certificates for such shares of Common Stock shall be held by the Company and shall not be transferred except in accordance with the provisions hereof. In lieu of issuing stock certificates, the Company may record shares of Common Stock subject to the Award in book entry form.

6.             Tax Withholding. The Award shall be subject to applicable tax withholding obligations. The Company shall withhold from the Award the number of shares of Common Stock with a Fair Market Value that is equivalent to the Company’s federal, state and other tax withholding obligations unless the Participant makes other arrangements to pay to the Company the amount of such required withholdings. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due the Participant taxes required to be withheld with respect to the Award.

7.              No Effect on Capital Structure. The Award shall not affect the right of the Company or any Subsidiary to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

8.              Committee Authority. Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Such decision by the Committee shall be final and binding.

9.             Plan Controls. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of this Agreement and as the Plan is amended from time to time. The Plan, and all amendments thereto, shall be deemed a part of this Agreement as if fully set forth herein In the event of any conflict between the provisions of the Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise. The term “Section” generally refer to provisions within the Plan. The term “Paragraph” shall refer to a provision of this Agreement.

10.            Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail, delivery service or electronic mail. The Company or Participant may change, by written notice to the other, the address previously specified for receiving notices. Notices delivered to the Company shall be addressed as follows:

Freehold Properties, Inc.

Attn:

232 3rd Ave N

Franklin, Tennessee 37064

Phone:

Email:

Notices to the Participant shall be hand-delivered to the Participant on the premises of the Company or its Subsidiaries, or sent via electronic mail or mailed to the last address shown on the records of the Company.

11.            Information Confidential. As partial consideration for the granting of the Award, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

12.            Amendment. The Company, acting through the Committee or through the Board, may amend this Agreement at any time for any purpose determined by the Company in its sole discretion that is consistent with the Plan, including but not limited to an amendment to accelerate the vesting of the Award or to permit transfers of the Award to certain individuals specified by the Participant. All amendments must be in writing. The Company may not amend this Agreement, however, without the Participant’s express agreement to any amendment that could adversely affect the material rights of the Participant.

13.            Governing Law. Except as is otherwise provided in the Plan, where applicable, the provisions of this Agreement shall be governed by the internal laws of the State of Maryland, without regard to the principles of conflicts of laws thereof.

[Execution Page Follows]

EXECUTION PAGE

In Witness Whereof, the Company has caused this Agreement to be executed and the Participant has set his hand hereto on the day and year first above written.

FREEHOLD PROPERTIES, INC.

By:

Name:
Title:

PARTICIPANT

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